ANDERSEN ANDERSEN & STRONG
Certified Public Accountants and Business Consultants


April 3, 1998

SECPS Letter File
U.S. Securities & Exchange Commission
Mail Stop 9-5
450 Fifth Street, NW
Washington, D.C.  20549

RE:      CyberAmerica Corporation - SEC File No.  I-9418

Ladies and Gentlemen:

We have read Item 4 of the Form 8-K for CyberAmerica Corporation dated April 3, 1998 and agree with the statements contained therein.


Very truly yours,


Andersen Andersen & Strong

By: __/s/Gerald K. Strong________